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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 12, 2001
Date of Report (Date of earliest event reported)

CHRISTOPHER & BANKS CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	0-19972	06-1195422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Xenium Lane North
Plymouth, Minnesota 55441
(Address of principal executive offices)

(763) 551-5000
(Registrant's telephone number, including area code)

Item 9. Regulation FD Disclosure.

    The Company has adopted the following written policy on fair disclosure to investors:

CHRISTOPHER & BANKS CORPORATION
CORPORATE POLICY ON FAIR DISCLOSURE TO INVESTORS

POLICY STATEMENT

    Christopher & Banks Corporation ("CBC") is committed to fair disclosure of information about CBC without advantage to any particular analyst or investor, consistent with the Securities and Exchange Commission's Fair Disclosure Regulation ("Regulation FD") which became effective October 23, 2000. The company will continue to provide current and potential shareholders access to key information reasonably required to make an informed decision on whether to invest in CBC stock. Consistent with Regulation FD, we will continue to provide investor access to management.

    CBC and its management believe it is in the company's best interest to maintain an active and open dialogue with shareholders and potential investors regarding the company's historical performance and future prospects. CBC believes it can enhance shareholder value by publicly articulating its strategies, business strengths, and growth opportunities through an active dialogue. At the same time we will also guard the company's need for confidentiality about key business and operating strategies.

COMPLIANCE

    CBC complies with all periodic reporting and disclosure requirements outlined by the Securities and Exchange Commission, including Regulation FD. It has been, and will continue to be our practice to disclose material information about the company publicly, not selectively.

COMPLIANCE GUIDELINES

    CBC has established the following guidelines to ensure compliance with Regulation FD, and avoid selective disclosure of non-public material information.

I.  Disclosure Policy

    CBC will communicate its anticipated approach to compliance with Regulation FD by furnishing it in a Form 8-K filing.

II.  Authorized Representatives of Company

      a.  Persons authorized to communicate on behalf of CBC to analysts, securities market professionals and shareholders of CBC are limited to the Chairman and Chief Executive Officer, President and Chief Operating Officer and Chief Financial Officer of CBC.

      b.  At times, other officers or employees of the company may communicate with analysts and investors as part of the company's investor relations program. In such instances, an authorized representative will also be present. No employee is authorized to communicate business or financial information about the company that is non-public, material information, except through company sanctioned, public disclosure.

      c.  Employees will be notified that, except as specified under (a) and (b) above, they should not communicate on substantive matters with analysts and investors, and refer all questions to the Chief Financial Officer, or in his or her absence, another authorized representative.

      d.  Appropriate training will be provided to each authorized representative on compliance with this policy, review of public statements regarding material information and procedures to follow if material non-public information is inadvertently disclosed.

III. Quarterly Earnings Release Conference Calls and Updates

      a.  We will hold quarterly investor conference calls open to the public and provide public notice about the call through a press release. For quarterly conference calls, the notification of the call will be announced approximately one week before the conference call.

      b.  A playback of the conference call will be provided on the CBC web site for approximately two weeks after the conference call.

      c.  We will provide company guidance relative to certain CBC financial goals. All guidance, and changes to or affirmations of guidance, will be provided through public disclosure, such as media releases or conference calls open to the public.

IV. Analyst Models and Reports

    We will review draft analyst reports for accuracy on publicly disclosed facts only.

V.  Quiet Period

    CBC will observe a "quiet period" 30 days prior to each quarterly earnings release during which CBC does not comment on the financial outlook for the company. CBC will comment on its monthly sales press releases published during the quiet period.

VI. Presentations

      a.  We will continue to use the safe harbor guidelines for forward-looking information as part of individual, group, and conference investor communications formats.

      b.  CBC will continue to participate in securities firm-sponsored and other investor conferences. It will be our practice to issue media releases in conjunction with the major presentations scheduled during the year, and to post those presentations on our web site, www.christopherandbanks.com. Any inadvertent disclosures at these conferences will be disclosed via media release as soon as possible.

      c.  Authorized representatives will continue to meet with individual investors and groups of investors. Similarly, we will continue to participate in other public forums at which analysts or investors could be present, including industry seminars, trade shows, employee and annual shareholder meetings. We do not intend to disclose any material, non-public information during these meetings. If the authorized representative determines that material, non-public information has been disclosed, appropriate public disclosure will be made promptly.

FURTHER INFORMATION
ABOUT REGULATION FD

    All inquiries regarding the provisions or procedures of this policy should be addressed to the Chief Financial Officer.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 12, 2001

CHRISTOPHER & BANKS CORPORATION (Registrant)
By:	/s/ ANDREW K. MOLLER Andrew K. Moller Chief Financial Officer

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CHRISTOPHER & BANKS CORPORATION CORPORATE POLICY ON FAIR DISCLOSURE TO INVESTORS
POLICY STATEMENT
COMPLIANCE
COMPLIANCE GUIDELINES
FURTHER INFORMATION ABOUT REGULATION FD
SIGNATURES